UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

INTELLIGENTIAS, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-124460	20-1703887
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Twin Dolphin Drive, 6th Floor
Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(650) 888-2083

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; AND APPOINTMENT OF CERTAIN OFFICERS

On May 18, 2007, Robert Turner submitted his resignation as Secretary and Treasurer of the Registrant.  On such same date, the Board of Directors held a special meeting, at which Mr. Turner’s resignation was accepted and Lewis W. Moorehead, Chief Financial Officer of the Registrant, was appointed as Secretary and Treasurer to fill the vacancy left by Mr. Turner’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENTIAS, INC.
(Registrant)

Signature	Title	Date

/s/ Lewis Moorehead	Secretary	May 21, 2007
Lewis Moorehead

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